UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2022

Orange County Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40711	26-1135778
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

212 Dolson Avenue, Middletown, New York		10940
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (845) 341-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50	OBT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 21, 2022, Director Virginia K. Rizzo advised the Boards of Directors of Orange County Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Orange Bank & Trust Company (the “Bank”) that she would not stand for re-election at the Company’s next annual meeting. Ms. Rizzo did not cite any disagreement with the Company or the Bank.

(d) On January 21, 2022, Kevin J. Keane was appointed to the Boards of Directors of the Company and the Bank. Mr Keane is expected to join the Compensation and Finance Committees of the Boards of the Company and the Bank.

Mr. Keane is the Managing Partner for PKF O’Connor Davies, the nation’s 27th largest Accounting and Advisory firm.  Mr. Keane is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Regulation S-K.

 A press release announcing the appointment of Mr. Keane is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
	99.1 104	Press release dated January 21, 2022 Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORANGE COUNTY BANCORP, INC.

DATE: January 24, 2022	By:	/s/ Robert Peacock
Robert Peacock
Senior Executive Vice President and Chief Financial Officer